EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Recon Capital Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Recon Capital Series Trust for the period ended April 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Recon Capital Series Trust for the stated period.

/s/ Garrett Paolella Garrett Paolella, President/Chief Executive Officer and Treasurer/Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	Dated: June 28, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Recon Capital Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.